                                                                   Exhibit 10.53


                             NOTE PURCHASE AGREEMENT

                                     BETWEEN

                             AMKOR TECHNOLOGY, INC.

                                       AND

                           The Investors Named Herein

                                November 14, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1. DEFINITIONS...................................................     1

   1.1.    Certain Defined Terms; Interpretation.........................     1

SECTION 2. AGREEMENT TO PURCHASE AND SELL SECURITIES.....................     3

   2.1.    Agreement to Purchase and Sell Securities.....................     3
   2.2.    The Closing...................................................     3

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................     3

   3.1.    Organization Good Standing and Qualification..................     3
   3.2.    Capitalization................................................     4
   3.3.    Due Authorization.............................................     4
   3.4.    Valid Issuance................................................     4
   3.5.    Compliance with Securities Laws...............................     5
   3.6.    Governmental Consents.........................................     5
   3.7.    Non-Contravention.............................................     5
   3.8.    Litigation....................................................     5
   3.9.    Compliance with Law and Charter Documents.....................     6
   3.10.   SEC Documents.................................................     6

SECTION 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF INVESTORS.......     7

   4.1.    Investigation; Economic Risk..................................     7
   4.2.    Purchase for Own Account......................................     8
   4.3.    Exempt from Registration; Restricted Securities...............     8
   4.4.    Accredited Investors..........................................     8
   4.5.    Legends.......................................................     8
   4.6.    Due Authorization.............................................     9
   4.7.    Governmental Consents.........................................     9
   4.8.    Non-Contravention.............................................     9

SECTION 5. AFFIRMATIVE COVENANTS OF THE COMPANY..........................     9

   5.1.    Listing of Shares.............................................     9
   5.2.    Use of Proceeds...............................................    10
   5.3.    Expenses......................................................    10

SECTION 6. CLOSING CONDITIONS............................................    10

   6.1.    Conditions to Each Investors' Obligations.....................    10
   6.2.    Conditions to the Company's Obligations.......................    12

SECTION 7. MISCELLANEOUS.................................................    13

   7.1.    Governing Law.................................................    13

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
   7.2.    Successors and Assigns........................................    13
   7.3.    Entire Agreement..............................................    13
   7.4.    Notices.......................................................    13
   7.5.    Amendments....................................................    15
   7.6.    Delays or Omissions...........................................    15
   7.7.    Legal Fees....................................................    16
   7.8.    Titles and Subtitles..........................................    16
   7.9.    Counterparts..................................................    16
   7.10.   Severability..................................................    16
   7.11.   Dispute Resolution............................................    16
   7.12.   No Third Parties Benefited....................................    16
   7.13.   Meaning of Include and Including..............................    17

                             NOTE PURCHASE AGREEMENT

     This Note Purchase Agreement (this "Agreement") is entered into as of November 14, 2005 by and between Amkor Technology, Inc., a Delaware corporation (the "Company" or the "Corporation") and the investors named on Schedule 1 hereto (each an "Investor" and collectively, the "Investors").

     WHEREAS, Investors are willing, pursuant to the terms and conditions of this Agreement, to purchase from the Company an aggregate principal amount of $100,000,000 of Notes (as defined below) convertible into shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock");

     WHEREAS, at the closing of the transactions contemplated hereby, the Company and Investors will enter into the Investors Rights Agreement and the Voting Agreement (each as defined below), and the Company and the Trustee will enter into the Indenture (as defined below).

     NOW, THEREFORE, the parties hereby agree as follows:

                                   SECTION 1.

                                   DEFINITIONS

     1.1. Certain Defined Terms; Interpretation. The following terms shall have the following respective meanings.

     "Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York, New York.

     "Common Stock" shall have the meaning set forth in the recitals to this Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

     "Indenture" shall mean the Indenture, dated as of November 18, 2005, between the Company and the Trustee thereunder, pursuant to which the Notes are being issued, as amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Investors Rights Agreement" shall mean the Investors Rights Agreement, dated as of the date hereof, between the Company and Investors.

     "Nasdaq" shall mean the Nasdaq National Market.

     "Notes" shall mean the 6 1/4% Convertible Subordinated Notes due 2013 issued by the Company pursuant to the Indenture.

     "Person" shall mean individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, estate, unincorporated organization, governmental authority or other entity.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

     "Subsidiary" shall mean each Person in which the Company owns, directly or indirectly, 50% or more of the voting interests or of which the Company otherwise has the right to direct the management.

     "Transaction Documents" shall mean this Agreement, the Investors Rights Agreement, the Voting Agreement and the Indenture.

     "Trustee" shall mean U.S. Bank National Association, as trustee under the Indenture.

     "Voting Agreement" shall mean that Voting Agreement, dated as of the date hereof, between the Company and the Investors.

     1.2 Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

Defined Term                        Section
------------                        -------
"Action"                            3.8
"Agreement"                         Preamble
"Audited Financial Statements"      3.10(b)
"Balance Sheet Date"                3.10(b)
"Closing"                           2.2
"Common Stock"                      Recitals
"Company"                           Preamble
"Form 10-K"                         3.10(a)
"Form 10-Q's"                       3.10(a)
"GAAP"                              3.10(b)
"HLHZ"                              6.1(h)
"Holding Period Termination Date"   4.3

Defined Term                        Section
------------                        -------
"Investors"                         Preamble
"Material Adverse Effect"           3.1
"Purchase Price"                    2.1
"SEC Documents"                     3.10(a)
"Underlying Securities"             3.4(b)

                                   SECTION 2.

                   AGREEMENT TO PURCHASE AND SELL SECURITIES.

     2.1. Agreement to Purchase and Sell Securities. The Company hereby agrees to issue to each Investor at the Closing (as defined below) the principal amount of Notes set forth next to each Investor's name on Schedule I and each Investor agrees to purchase from the Company at the Closing, for an aggregate purchase price set forth next to each Investor's name on Schedule I (together, "Purchase Price"), the Notes.

     2.2. The Closing. The purchase and sale of the Notes shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, at 10:00 a.m. California time, on November 18, 2005, or at such other time and place as the Company and Investors mutually agree upon (which time and place is referred to in this Agreement as the "Closing"). At the Closing, the Company will deliver to each Investor a certificate representing the Notes being purchased by such Investor, against delivery to the Company by such Investor of the consideration set forth in Section 2.1 by wire transfer of immediately available funds to an account designated by the Company at least two Business Days prior to the Closing.

                                   SECTION 3.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to each Investor that the statements in this Section 3 are true and correct, except as disclosed in the SEC Documents (as defined below):

     3.1. Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to
(a) carry on its business as presently conducted, and (b) enter into the Transaction Documents, to issue the Notes and the shares of Common Stock issuable upon conversion of the Notes pursuant to the Indenture and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect, or a group of such effects which are related, on the business, operations, condition (financial or otherwise) or results of operations, of the applicable party and its Subsidiaries, taken as a whole.

     3.2. Capitalization. The authorized capital stock of the Company conforms in all material respects to the description thereof in the SEC Documents.

     3.3. Due Authorization. The Company has the requisite corporate power and authority to enter into the Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Company of its obligations hereunder and thereunder, including without limitation, the issuance of the Notes, have been duly authorized by all necessary corporate action on the part of the Company (including its directors and stockholders). The Transaction Documents, when executed and delivered by the parties thereto, will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

     3.4. Valid Issuance.

          (a) Valid Issuance and Enforceability of Notes. The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Investors in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits provided for in the Indenture.

          (b) Valid Issuance of Common Stock. The Common Stock initially issuable upon conversion of the Notes (the "Underlying Securities") and reserved for issuance upon conversion of the Notes has been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

     3.5. Compliance with Securities Laws. Assuming the accuracy of the representations made by Investors in Section 4 hereof, the Notes and the shares of Common Stock issuable upon conversion of the Notes pursuant to the Indenture will be issued to Investors in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and
(ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

     3.6. Governmental Consents. No consent, approval, order or authorization of, or registration qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except: (i) the filing of a current report on Form 8-K by the Company with the SEC following the Closing; (ii) the filing of such qualifications or filings under the Securities Act and the regulations thereunder and all applicable state securities laws as may be required in connection with the transactions contemplated by this Agreement; and (iii) as expressly required or contemplated by the terms of the Transaction Documents. All such qualifications and filings in connection with the issuance of the Notes have been made or are effective.

     3.7. Non-Contravention. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Company, as amended; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Company; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any material contract to which the Company is a party or any permit, license or similar right relating to the Company or by which the Company may be bound, except in the case of clause (ii) and clause (iii) as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     3.8. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending: (a) against the Company, its properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company, which the Company believes is reasonably likely to have a Material Adverse Effect, or
(b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which it believes is reasonably likely to have a Material Adverse Effect. No Action by the Company is currently pending nor does the Company intend to initiate any Action which it believes is reasonably likely to have a Material Adverse Effect.

     3.9. Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended. The Company has complied and is in compliance with all applicable statutes, laws, and regulations and executive orders of the United States of America and all states, foreign countries and other governmental bodies and agencies having jurisdiction over the Company's business, assets or properties, except for any violations that would not, either individually or in the aggregate, have a Material Adverse Effect.

     3.10. SEC Documents.

          (a) Reports. The Company has filed all required forms, reports and documents with the SEC since December 31, 2004. The Company has furnished or made available to Investors prior to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended

December 31, 2004 ("Form 10-K"), its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (the "Form 10-Q's"), and all other registration statements, reports and proxy statements filed by the Company with the SEC on or after December 31, 2004 (the Form 10-K, the Form 10-Q's and such registration statements, reports and proxy statements are collectively referred to herein as the "SEC Documents"). Each of the SEC Documents, as of the respective date thereof (or if amended or superseded by a filing prior to the closing date of this Agreement, then on the date of such filing), did not, and each of the registration statements, reports and proxy statements filed by the Company with the SEC after the date hereof and prior to the Closing will not, as of the date thereof (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company is not a party to any material contract, agreement or other arrangement which was required to have been filed as an exhibit to the SEC Documents that was not so filed.

          (b) Financial Statements. The SEC Documents include the Company's audited consolidated financial statements (the "Audited Financial Statements") for the fiscal year ended December 31, 2004 (the "Balance Sheet Date"), and its unaudited consolidated financial statements for the nine-month period ended September 30, 2005. The audited and unaudited consolidated financial statements of the Company included in the SEC Documents filed prior to the date hereof fairly present, in conformity with United States generally accepted accounting principles ("GAAP") (except as permitted by Form 10-Q) applied on a consistent basis (except as may be indicated in such financial statements or the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of the unaudited interim financial statements contained in the Form 10-Qs, which adjustments are not expected to be material in amount).

          (c) No Integration. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes, (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (iii) taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes or the Underlying Securities to facilitate the sale or resale of such Notes or the Underlying Securities, or (iv) entered into any contractual arrangement with respect to the distribution of the Notes or the Underlying Securities except for this Agreement and the Company will not enter into any such arrangement except for the Investors Rights Agreement and as may be contemplated thereby.

          (d) Registration; Qualification. It is not necessary in connection with the offer, sale and delivery of the Notes to Investors in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (e) Rule 144A(d)(3). The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                                   SECTION 4.

            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF INVESTORS.

     Each Investor represents, warrants and agrees, severally and not jointly, with respect to itself only, to the Company as follows:

     4.1. Investigation; Economic Risk. Each Investor has received or has had full access to all of the information it considers necessary or appropriate to make an informed investment decision with respect to the Notes to be purchased by each Investor under this Agreement. Each Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the Underlying Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. Each Investor understands that the purchase of the Notes and any Underlying Securities involves substantial risk. Each Investor acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Notes and the Underlying Securities and protecting its own interests in connection with this investment. Each Investor has consulted, or has been provided the opportunity to consult with, independent advisors (including counsel and tax and accounting advisors) as needed to make its investment decision and to determine whether it is legally permitted to purchase the Notes under applicable legal investment or similar laws or regulations.

     4.2. Purchase for Own Account. Each Investor will acquire the Notes for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

     4.3. Exempt from Registration; Restricted Securities. Except as set forth in the Investors Rights Agreement, each Investor understands that the sale and issuance of the Notes and the Underlying Securities will not be registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from registration under of the Securities Act, and that the reliance of the Company on such exemption is predicated in part on such Investors' representations set forth in this Agreement. Each Investor understands that the Notes and the Underlying Securities are restricted securities within the meaning of Rule 144 under the Securities Act, and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available. Each Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Investors Rights Agreement. Each Investor understands that there are restrictions with respect to the transfer, offer, pledge or sale of the Notes prior to November 18, 2006 (the "Holding Period Termination Date"), and that the Indenture for the Notes contains provisions that restrict any transfer of the Notes by the Trustee prior to the Holding Period Termination Date.

     4.4. Accredited Investors. Each Investor is, or prior to the date of the Closing will be, an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act.

     4.5. Legends. Each Investor agrees that the Notes and the Underlying Securities will bear legends and be subject to the restrictions on transfer as provided in the Indenture. In addition, each Investor agrees that the Company may place stop transfer orders with its transfer agents with respect to such instruments. The appropriate portion of the legend shall be removed in accordance with the provisions of the Indenture and the stop transfer orders shall be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such stop orders are not required to ensure compliance with the Securities Act.

     4.6. Due Authorization. Each Investor has the requisite authority to enter into the Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by each Investor of its obligations hereunder and thereunder, have been duly authorized by all necessary action on the part of such Investor. The Transaction Documents, when executed and delivered by the parties thereto, will constitute, valid and legally binding obligations of each Investor, enforceable against each Investor in accordance with their respective terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

     4.7. Governmental Consents. No consent, approval, order or authorization of, or registration qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of each Investor is required in connection with the consummation of the transactions contemplated by this Agreement, except as expressly required or contemplated by the terms of the Transaction Documents.

     4.8. Non-Contravention. The execution, delivery and performance of the Transaction Documents and the consummation by each Investor of the transactions contemplated hereby and thereby, do not and will not (i) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to such Investor; or (ii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which such Investor is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of such Investor under, any contract to which such Investor is a party or any permit, license or similar right relating to such Investor or by which such Investor may be bound, except in the case of clause (ii) as, individually or in the aggregate, would not have a Material Adverse Effect.

                                   SECTION 5.

                     AFFIRMATIVE COVENANTS OF THE COMPANY.

     The Company covenants to each Investor as follows:

     5.1. Listing of Shares. Within thirty (30) days following the Closing, the Company shall file any required additional share listing application with Nasdaq so that the shares of Common Stock issuable upon conversion of the Notes will be listed on the Nasdaq National Market.

     5.2. Use of Proceeds. The Company shall apply the proceeds of the sale of the Notes to redeem or repurchase a portion of its outstanding $233 million aggregate principal amount of 5.75% Convertible Subordinated Notes due 2006 in a manner such that the Notes constitute Permitted Refinancing Indebtedness under the Company's outstanding senior and senior subordinated notes indentures.

     5.3. Expenses. Promptly following the closing of the transactions contemplated by the Transaction Documents, the Company shall promptly pay the reasonable out-of-pocket expenses of Investors and Investors' advisors incurred in connection with the transaction.

                                   SECTION 6.

                               CLOSING CONDITIONS.

     6.1. Conditions to Each Investors' Obligations. The obligations of each Investor to consummate the transactions contemplated by this Agreement at the Closing are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

          (a) Representations and Warranties True. (i) Each of the representations and warranties of the Company contained in Section 3 and qualified by "Material Adverse Effect" or the term "material" will be true and correct on and as of the date hereof and on and as of the date of the Closing, and (ii) each of the representations and warranties of the Company contained in
Section 3 and not qualified by "Material Adverse Effect" or the term "material," disregarding all qualifications and exceptions contained therein relating to materiality, will be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing, in each case with the same effect as though such representations and warranties had been made as of the Closing.

          (b) Performance. The Company will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale of the Notes described herein.

          (c) Compliance Certificate. The Company will have delivered to each Investor at the Closing a certificate signed on its behalf by its Chief Financial Officer certifying that the conditions specified in Section 6.1(a) and
(b) hereof have been fulfilled.

          (d) Securities Exemptions. The offer and sale of the Notes to each Investor pursuant to the Transaction Documents will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

          (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to each Investor, and each Investor will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request. Such documents shall include (but not be limited to) a copy of the Certificate of Incorporation certified as of a recent date by the Secretary of State of Delaware as a complete and correct copy thereof, and the Bylaws of the Company (as amended through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

          (f) Approval of Majority of Disinterested Directors. The terms and conditions of the Transaction Documents and the issuance of the Notes and the Underlying Securities shall have been approved by a majority of the disinterested directors of the Board of Directors of the Company.

          (g) Approval by Audit Committee. The terms and conditions of the Transaction Documents and the issuance of the Notes and the Underlying Securities shall have been approved by the members of the Company's Audit Committee.

          (h) Fairness Opinion. The Company shall have received an opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (the "HLHZ Opinion") to the effect that, as of November 13, 2005 and subject to the assumptions, qualifications and limitations set forth therein, the purchase and sale transaction provided for in this Agreement was fair, from a financial point of view, to (x) the "Lenders" as such term is defined in that certain Second Lien Credit Agreement dated as of October 27, 2004 to which the Company is a party as Borrower, and (y) the "Holders" as such term is defined in each of those certain Indentures, dated as of May 13, 1999, February 20, 2001, May 8, 2003, and March 12, 2004, respectively, pursuant to which the Company has issued the notes specified therein.

          (i) Opinion of Company Counsel. Each Investor will have received an opinion on behalf of the Company, dated as of the date of the Closing, from counsel to the Company, in substantially the form set forth on Exhibit A.

          (j) The Indenture. The Company and the Trustee will have executed and delivered the Indenture and the Notes in the form attached hereto as Exhibit B.

          (k) The Investors Rights Agreement. The Company shall have executed and delivered the Investors Rights Agreement in the form attached hereto as Exhibit C.

          (l) The Voting Agreement. The Company shall have executed and delivered the Voting Agreement in the form attached hereto as Exhibit D.

     6.2. Conditions to the Company's Obligations. The obligations of the Company to consummate the transactions contemplated by this Agreement at the Closing are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

          (a) Representations, Warranties and Agreements True. (i) Each of the representations, warranties and agreements of Investors contained in Section 4 and qualified by "Material Adverse Effect" or the term "material" will be true and correct on and as of the date hereof and on and as of the date of the Closing, and (ii) each of the representations and warranties of Investor contained in Section 4 and not qualified by "Material Adverse Effect" or the term "material," disregarding all qualifications and exceptions contained therein relating to materiality, will be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing, in each case with the same effect as though such representations and warranties had been made as of the Closing.

          (b) Performance. Each Investor will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

          (c) Payment of Purchase Price. Each Investor will have delivered to the Company the Purchase Price of the Notes as specified in and in accordance with Section 2.1.

          (d) Securities Exemptions. The offer and sale of the Notes to Investors pursuant to the Transaction Documents will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

          (e) Approval of Majority of Disinterested Directors. The terms and conditions of the Transaction Documents and the issuance of the Notes and the Underlying Securities shall have been approved by a majority of the disinterested directors of the Board of Directors of the Company.

          (f) Approval by Audit Committee. The terms and conditions of the Transaction Documents and the issuance of the Notes and the Underlying Securities shall have been approved by the members of the Company's Audit Committee.

          (g) Fairness Opinion. The Company shall have received the HLHZ
Opinion.

          (h) The Indenture. The Trustee will have executed and delivered the Indenture and the Notes in the form attached hereto as Exhibit B.

          (i) The Investors Rights Agreement. Each Investor shall have executed and delivered the Investors Rights Agreement in the form attached hereto as Exhibit C.

          (j) The Voting Agreement. Each Investor shall have executed and delivered the Voting Agreement in the form attached hereto as Exhibit D.

                                   SECTION 7.

                                 MISCELLANEOUS.

     7.1. Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York.

     7.2. Successors and Assigns. This Agreement and the rights and obligations herein may not be assigned by any Investor (except to an Affiliate of such Investor or for estate planning purposes of such Investor) without the prior written consent of the Company. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     7.3. Entire Agreement. The Transaction Documents and the agreements, exhibits and schedules referred to herein and therein constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     7.4. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be delivered to the other party (a) in person; (b) by facsimile to the address and number set forth below, when promptly followed up by another of the delivery methods permitted by this Section 8.5; (c) by U.S. mail, registered or certified, return receipt requested, postage prepaid and addressed to the other party as set forth below; or (d) by a national-recognized overnight delivery service that keeps records of deliveries and attempted deliveries (such as FedEx), postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

     To Investors:                         To the Company:

     James J. Kim                          Amkor Technology, Inc.
     915 Mount Pleasant Road               1900 South Price Road
     Bryn Mawr, Pennsylvania 19010         Chandler, Arizona 85248
     Fax Number: (610) 525-3080            Attn: Chief Financial Officer
                                           Fax Number: (480) 821-2616

     The James and Agnes Kim Foundation,
     Inc.
     c/o James J. Kim

     915 Mount Pleasant Road
     Bryn Mawr, Pennsylvania 19010
     Fax Number: (610) 525-3080

     Trust U/D of James J. Kim dated
     12/24/92 f/b/o
     Alexandra Kim Panichello
     c/o James J. Kim
     915 Mount Pleasant Road
     Bryn Mawr, Pennsylvania 19010
     Fax Number: (610) 525-3080

     Trust U/D of James J. Kim dated
     10/3/94 f/b/o
     Jacqueline Mary Panichello
     c/o James J. Kim
     915 Mount Pleasant Road
     Bryn Mawr, Pennsylvania 19010
     Fax Number: (610) 525-3080

     Trust U/D of James J. Kim dated
     10/15/01 f/b/o
     Dylan James Panichello
     c/o James J. Kim
     915 Mount Pleasant Road
     Bryn Mawr, Pennsylvania 19010
     Fax Number: (610) 525-3080

     Trust U/D of James J. Kim dated
     10/15/01 f/b/o
     Allyson Lee Kim
     c/o James J. Kim
     915 Mount Pleasant Road
     Bryn Mawr, Pennsylvania 19010
     Fax Number: (610) 525-3080

     Trust U/D of James J. Kim dated
     11/17/03 f/b/o
     Jason Lee Kim
     c/o James J. Kim
     915 Mount Pleasant Road
     Bryn Mawr, Pennsylvania 19010
     Fax Number: (610) 525-3080

     Trust U/D of James J. Kim dated
     11/11/05 f/b/o
     Children of David D. Kim
     c/o James J. Kim
     915 Mount Pleasant Road

     Bryn Mawr, Pennsylvania 19010
     Fax Number: (610) 525-3080

     with copies to:                     with copies to:

     Amkor Technologies, Inc.            Wilson Sonsini Goodrich & Rosati, P.C.
     Attention: Kenneth Joyce            650 Page Mill Road
     1900 South Price Road               Palo Alto, California 94304
     Chandler, Arizona 85248             Attn: Robert A. Claassen
     Fax Number: (480) 821-2616          Fax Number: (650) 493-6811

     Klehr Harrison Harvey Branzburg &
     Ellers LLP
     2605 Broad Street
     Philadelphia, Pennsylvania 19102
     Attn: Leonard M. Klehr
     Fax Number: (215) 568-6603

     A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7.4 by giving the other party written notice of the new address in the manner set forth above.

     7.5. Amendments. Any term of this Agreement may be amended only with the prior written consent of the Company and Investors.

     7.6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to Investors, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company or Investors, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or Investors of any breach or default under this Agreement or any waiver on the part of the Company or Investors of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or Investors shall be cumulative and not alternative.

     7.7. Legal Fees. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or any units or securities of the Company issued or to be issued, the prevailing party shall be paid by the other party a reasonable sum for attorney's fees and expenses for such prevailing party.

     7.8. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.9. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one instrument.

     7.10. Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

     7.11. Dispute Resolution. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may proceed as they see fit. This procedure shall be a prerequisite before taking any additional action hereunder.

     7.12. No Third Parties Benefited. This Agreement is made and entered into for the protection and benefit of the parties hereto and their permitted successors and assigns, and, except as expressly provided herein, no other Person shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection with this Agreement or any of the documents executed in connection herewith.

     7.13. Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used. it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

     IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

AMKOR TECHNOLOGY, INC.


By: /s/ Kenneth Joyce
    ------------------------------------
    Name: Kenneth Joyce
    Title: Exec. VP and CFO


INVESTOR:


/s/ James J. Kim
----------------------------------------
James J. Kim

                   {Signature Page to Note Purchase Agreement}

INVESTOR:


/s/ Agnes C. Kim
----------------------------------------
The James and Agnes Kim Foundation, Inc.
By: Agnes C. Kim
Title: President

INVESTOR:


/s/ John T. Kim
----------------------------------------
Trust U/D of James J. Kim dated 12/24/92
f/b/o Alexandra Kim Panichello
By: John T. Kim
Title: Trustee

INVESTOR:


/s/ John T. Kim
----------------------------------------
Trust U/D of James J. Kim dated 10/3/94
f/b/o Jacqueline Mary Panichello
By: John T. Kim
Title: Trustee

INVESTOR:


/s/ John T. Kim
----------------------------------------
Trust U/D of James J. Kim dated 10/15/01
f/b/o Dylan James Panichello
By: John T. Kim
Title: Trustee

INVESTOR:


/s/ John T. Kim
----------------------------------------
Trust U/D of James J. Kim dated 10/15/01
f/b/o Allyson Lee Kim
By: John T. Kim
Title: Trustee

INVESTOR:


/s/ John T. Kim
----------------------------------------
Trust U/D of James J. Kim dated 11/17/03
f/b/o Jason Lee Kim
By: John T. Kim
Title: Trustee

INVESTOR:


/s/ John T. Kim
----------------------------------------
Trust U/D of James J. Kim dated 11/11/05
f/b/o Children of David D. Kim
By: John T. Kim
Title: Trustee

                                   SCHEDULE I

                                LIST OF INVESTORS

Name                                       Principal Amount of Notes   Purchase Price
----                                       -------------------------   --------------
James J. Kim                                      $35,000,000            $35,000,000

The James and Agnes Kim Foundation, Inc.          $ 5,000,000            $ 5,000,000

Trust U/D of James J. Kim dated 12/24/92          $10,000,000            $10,000,000
f/b/o Alexandra Kim Panichello
John T. Kim, as Trustee

Trust U/D of James J. Kim dated 10/3/94
f/b/o Jacqueline Mary Panichello                  $10,000,000            $10,000,000
John T. Kim, as Trustee

Trust U/D of James J. Kim dated 10/15/01          $10,000,000            $10,000,000
f/b/o Dylan James Panichello
John T. Kim, as Trustee

Trust U/D of James J. Kim dated 10/15/01          $10,000,000            $10,000,000
f/b/o Allyson Lee Kim
John T. Kim, as Trustee

Trust U/D of James J. Kim dated 11/17/03          $10,000,000            $10,000,000
f/b/o Jason Lee Kim
John T. Kim, as Trustee

Trust U/D of James J. Kim dated 11/11/05          $10,000,000            $10,000,000
f/b/o Children of David D. Kim
John T. Kim, as Trustee

                                    EXHIBIT A

          FORM OF WILSON SONSINI GOODRICH & ROSATI, P.C. LEGAL OPINION

     1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware.

     2. Each of the Note Purchase Agreement, Indenture and the Investors Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms.

     3. The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Investors in accordance with the terms of the Note Purchase Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to customary exceptions of such counsel.

     4. The shares of Common Stock initially issuable upon conversion of the Notes (the "Conversion Shares") have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable.

     5. The issuance and sale of the Notes being delivered on the date hereof, the issuance of the Conversion Shares, if any (assuming conversion on the date hereof pursuant to the terms of the Notes and the Indenture) and the execution, delivery and performance of the Indenture, the Notes, the Note Purchase Agreement, and the Registration Rights Agreement, and the consummation of the transactions therein contemplated, do not conflict with or did not result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default under, any Reviewed Agreement, nor will such action result in any violation of the provisions of the certificate of incorporation or the bylaws of the Company or any U.S. federal or California state statute, rule or order or regulation known to such counsel of any U.S. federal or California or Delaware (under the DGCL) state court or governmental agency or body having jurisdiction over the Company or any of its properties. For purposes of this opinion, "Reviewed Agreement" shall mean those agreements currently in effect that would be filed by the Company as an Exhibit to the Company's Annual Report on Form 10-K as if such Report was filed on the date of such opinion.

     6. No consent, approval, authorization, order of, registration or qualification of or with any U.S. federal or California or Delaware (under the DGCL) state court or governmental agency or body is required for the issue and sale of the Notes or the execution, delivery of and consummation by the Company of the transactions contemplated by the Note Purchase Agreement, the Registration Rights Agreement or the Indenture, except (i) the registration under the Securities Act of 1933, as amended (the "Act") of the Notes and the shares of Common Stock issuable upon conversion of the Notes as contemplated by the Registration Rights Agreement and the qualification of the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act"), and (ii) as otherwise contemplated by the Transaction Documents.

     7. Assuming accuracy of the representations and warranties of the Company and the Investors in the Note Purchase Agreement, no registration of the Notes under the Securities Act is required for the sale of the Notes by the Company to the Investors pursuant to the Note Purchase Agreement in the manner contemplated by the Note Purchase Agreement (it being understood that no opinion is expressed as to any subsequent resale of the Notes or the Conversion Shares).

                                    EXHIBIT B

                                FORM OF INDENTURE